UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 1, 2009

CytoDyn, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Third Street, Santa Fe, NM      87505
(Address of Principal Executive Offices)     (Zip Code)

(505) 988-5520
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

(b)(c) As of July 1, 2009, Board Member Corinne Allen resigned. She resigned to allow another more independent person to take her place on the company's board. The Board elected to fill the vacancy with one of the company's shareholder's by the name of Jordan Naydenov. Mr. Naydenov is from Bulgaria and is a successful, self-made, business man now in the US, who built a multimillion- dollar business. He will sit on the board until the next annual election.

The Board also elected the following officers to serve from July 1, 2009 until their term expires or they are re-elected:

Allen D. Allen, President and CEO
Corinne Allen, CPA Chief Financial Officer, Vice President and Secretary
Dr. Nader Pourhassan, Chief Operations Officer

Our prior CFO, Wellington Ewen has been semi retired and has now been replaced with Corinne Allen. Corinne has been a Certified Public Accountant in the State of New Mexico since 1997. For the previous five years she has served as the company's Vice President and a Board Member. From 2003 until 2005 she was the Chief Financial Officer of CytoDyn. She is also the daughter of CEO Allen D. Allen.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURE

             Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CytoDyn, Inc. (Registrant)

Date: July 2, 2009	By: /s/ Allen D. Allen
Allen D. Allen